UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2013

AMERICAN RESTAURANT CONCEPTS, INC.
 (Exact Name of Registrant as Specified in its Charter)

Florida (State or Other Jurisdiction of Incorporation)	000-54226 (Commission File Number)	59-3649554 (IRS Employer Identification No.)

12763 Clear Springs Drive Jacksonville, Florida (Address of Principal Executive Offices)	32225 (Zip Code)

Registrant’s telephone number, including area code:  (904) 741-5500

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2013, American Restaurant Concepts, Inc. (the “Company,” “we” or “us”)  appointed Richard Akam to serve as its chief operating officer. Prior to joining us, since September 2012, Mr. Akam (age 57) served as the chief operating officer of Ker’s Winghouse.  From May 2011 to July 2012, he was the chief operating officer of Twin Peaks Restaurants.  Before this, he served as the chief operating officer of First Watch Restaurants (February 2005 to December 2008) and Raving Brands (October 2003 to February 2005).  Prior to this, for approximately 20 years, he served in various roles with Hooters of America, including serving as its president and chief executive officer from 1995 to 2003.  Mr. Akam is also the founding member of Akam & Associates, LLC, a restaurant consulting firm that has provided consulting services to the restaurant industry since 2009.  Mr. Akam earned a Bachelor of Arts degree from the University of Louisville.

In connection with his appointment, we entered into an employment agreement with Mr. Akam. Under the terms of his employment agreement, we have agreed to employ Mr. Akam at an annual base salary of $150,000, subject to annual adjustment and discretionary bonuses, plus certain standard and customary fringe benefits.  The initial term of the employment agreement is one year and automatically renews for additional one year terms until terminated by Mr. Akam or us.  We may also terminate Mr. Akam at any time for cause.  In addition, under the employment agreement, on July 22, 2013, so long as Mr. Akam has been continuously employed by us, we will grant to Mr. Akam shares of our common stock valued at $50,000, based on the last sales price of our common stock as reported by the OTC Bulletin Board on the grant date.  Effective on January 1 of each year thereafter, so long as Mr. Akam has been continuously employed by us, we will grant to Mr. Akam shares of our common stock valued at $50,000, based on the average of the last sales prices of shares of our common stock as reported on the OTC Bulletin Board for the month of January of such year.  The employment agreement also contains customary provisions prohibiting Mr. Akam, during the term of his employment and for one year thereafter, from disclosing our confidential information, from soliciting our employees and certain other persons, and from competing with us.

The foregoing description of the employment agreement is qualified in its entirety by reference to the complete text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated January 22, 2013, between American Restaurant Concepts, Inc. and Richard Akam.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESTAURANT CONCEPTS, INC.

Dated: January 28, 2013	/s/ Michael Rosenberger
Michael Rosenberger President and Chief Executive Officer